                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                   ------------------------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF l934

                               ISONICS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       CALIFORNIA                                      77-0338561
-----------------------------               -----------------------------------
(State of incorporation or                  (I.R.S. Employer Identification No.)
 organization)

4010 MOORPARK AVENUE, STE. 119
         SAN JOSE, CA                                   95117
------------------------------                         -------
(Address of principal                                 (Zip Code)
 executive offices)

If this Form relates to the           If this Form relates to the registration
registration of a class of            of a class of debt securities and is to
debt securities and is                become effective simultaneously with the
effective upon filing                 effectiveness of a concurrent registration
pursuant to General                   statement under the Securities Act of 1933
Instruction A(c)(1) please            pursuant to General Instruction A(c)(2)
check the following                   please check the following box    [_]
box.  [_]

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE.


       Securities to be registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                           --------------------------
                                (Title of Class)


                   REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                   -----------------------------------------
                                (Title of Class)



                                  Page 1 of 4
                           Exhibit Index is on Page 4
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Registrant's common stock and redeemable common stock purchase warrants set forth under the caption "Description of Capital Stock" on pages 48 through 52 of Registrant's Registration Statement on Form SB-2 (File No. 333-13289) as originally filed with the Securities and Exchange Commission (the "Commission") on October 2, 1996 and as most recently amended on
                 ----------
April 21, 1997 (the "Registration Statement"), and in the Prospectus to be filed
                     ----------------------
with the Commission under Rule 424(b) related to the Registration Statement, is incorporated by reference in response to this item.

ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith, each incorporated herein by reference from the Registration Statement:

Exhibit
Number   Exhibit Title or Description
-------  ----------------------------

  1.01   Form of Underwriting Agreement (incorporated by reference to Exhibit
         1.01 to the Registration Statement).

  3.01 Registrant's Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

  3.02 Registrant's Bylaws (incorporated by reference to Exhibit 3.02 to the Registration Statement).

  3.03 Registrant's Amended and Restated Articles of Incorporation, to be in effect at the closing of this offering (incorporated by reference to Exhibit 3.03 to the Registration Statement).

  4.01   Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.01 to the Registration Statement).

  4.02   Representative's Warrant Agreement (incorporated by reference to
         Exhibit 4.02 to the Registration Statement).

  4.03 Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company and National Securities Corporation
         (incorporated by reference to Exhibit 4.03 to the Registration Statement).

  4.04 Specimen Warrant Certificate (incorporated by reference to Exhibit 4.04 to the Registration Statement).

  10.10 Warrant Agreement dated as of September 27, 1996 by and among Registrant and certain investors (incorporated by reference to Exhibit 10.10 to the Registration Statement).

  10.11 Registration Rights Agreement dated as of September 27, 1996 by and among Registrant and certain investors (incorporated by reference to Exhibit 10.11 to the Registration Statement).

  99.01 The description of Registrant's securities set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement is incorporated herein by reference under item 1.

                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   April 30, 1997        ISONICS CORPORATION


                               By:/s/ Paul Catuna
                                  -------------------------
                                  Paul J. Catuna
                                  Chief Financial Officer

                               INDEX TO EXHIBITS
                               -----------------

Exhibit                                                          Sequentially
Number                         Exhibit Title or Description      Numbered Page
-------                        ----------------------------      -------------

  1.01                          Form of Underwriting                  *
                                Agreement (incorporated
                                by reference to Exhibit
                                1.01 to the Registration
                                Statement).

  3.01                          Registrant's Amended and              *
                                Restated Articles of
                                Incorporation
                                (incorporated by
                                reference to Exhibit
                                3.01 to the Registration
                                Statement).

   3.02                         Registrant's Bylaws                   *
                                (incorporated by
                                reference to Exhibit
                                3.02 to the Registration
                                Statement).

   3.03                         Registrant's Amended and              *
                                Restated Articles of
                                Incorporation, to be in
                                effect at the closing of
                                this offering
                                (incorporated by
                                reference to Exhibit
                                3.03 to the Registration
                                Statement)

   4.01                         Specimen Common Stock                 *
                                Certificate
                                (incorporated by
                                reference to Exhibit
                                4.01 to the Registration
                                Statement).

   4.02                         Representative's Warrant              *
                                Agreement (incorporated
                                by reference to Exhibit
                                4.02 to the Registration
                                Statement).

   4.03                         Warrant Agreement                     *
                                between the Registrant
                                and Continental Stock
                                Transfer & Trust Company
                                and National Securities
                                Corporation
                                (incorporated by
                                reference to Exhibit
                                4.03 to the Registration
                                Statement).

   4.04                         Specimen Warrant                      *
                                Certificate
                                (incorporated by
                                reference to Exhibit
                                4.04 to the Registration
                                Statement).

   10.10                        Warrant Agreement dated               *
                                as of September 27, 1996
                                by and among Registrant
                                and certain investors
                                (incorporated by
                                reference to Exhibit
                                10.10 to the
                                Registration Statement).

   10.11                        Registration Rights                   *
                                Agreement dated as of
                                September 27, 1996 by
                                and among Registrant and
                                certain investors
                                (incorporated by
                                reference to Exhibit
                                10.11 to the
                                Registration Statement).

   99.01                        The description of                    *
                                Registrant's securities
                                set forth under the
                                caption "Description of
                                Capital Stock" in the
                                Prospectus included in
                                the Registration
                                Statement is
                                incorporated herein by
                                reference under item 1.

*Filed or to be filed by amendments as an exhibit to or as part of the Registration Statement.


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